May 15, 2001

Securities and Exchange Commission
VIA FACSIMILE & HAND DELIVERY
Mail Stop 11-3
(202) 942-9656
450 5th Street, N.W.
Washington, D.C., 20549


Dear Sirs/Mesdames:

We have read and agree with the comments in Item 4 of the Form 8-K of Hybrid Fuels, Inc. dated May 15, 2001.

Yours truly,
/s/  William L. Butcher, CPA P.S.